UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2003

CARDINAL MINERALS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27853	86-091355
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

414 Viewcrest Road
Kelowna, British Columbia, Canada		V1W 4J8
(Address of Principal Executive Office)		(Zip Code)

(800) 537-4099

(Registrant's Executive Office Telephone Number)

SUN POWER CORPORATION

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

Debt to Equity Conversion

On December 18, 2003, the Registrant's board of directors approved the conversion of $3,126,974.78 of debt to equity through the issuance of 31,269,743 shares of the Registrant's restricted common stock valued at $0.10 per share.

Annual Meeting

On December 29, 2003, the Registrant held its annual meeting of stockholders. Business conducted at the meeting included the following:

  To elect a new board of directors to serve until the next annual meeting or until their successors are elected and qualified. The new members of the board of directors are Roland Vetter, Andrew Schwab, Milton Datsopoulos, and Dana Hansen;

  To change the name of the Registrant from Sun Power Corporation to Cardinal Minerals, Inc.;

  To confirm the reaffirmation of KPMG LLP as independent auditors for the Registrant;

  To reverse split the Company's issued and outstanding common stock on a 1 for 3 basis; and

  To transact such other business as may properly come before the Annual meeting.

Each share of the Registrant's common stock outstanding on December 10, 2003 was entitled to one vote. The number of outstanding shares at that time was 32,681,000. The required quorum of stockholders was present at this meeting. All proposals were passed at the meeting.

Name Change

As discussed above, the Registrant's stockholders approved the name change from Sun Power Corporation to Cardinal Minerals, Inc. Sun Power had been informally doing business as Cardinal Minerals, Inc., which primarily stemmed from the intended acquisition of Minera Real de Cosala SA de CV. However, this acquisition did not occur and the Registrant has been forced to seek other acquisition opportunities, primarily in the mining or mineral industry. The Registrant's Board of Directors believes it is important that its corporate name be reflective of its future business intentions of dedicating itself to the acquisition of revenue producing mining assets through the use of project financing. Therefore, the Board of Directors had chosen, and approved the name, "Cardinal Minerals, Inc.," for the new name subject to approval of its stockholders at the annual meeting. A copy of the amendment to the Registrant's Articles of Incorporation is attached hereto as an Exhibit.

Forward Split

On December 29, 2003, at the Registrant's annual meeting of stockholders, the Registrant's stockholders approved a 1:3 reverse split (for every 3 shares currently outstanding each stockholder would retain 1 share) of all of its issued and outstanding shares of common stock as of January 16, 2004 (the "Effective Date"). Following the effective date of the reverse split, the Registrant had 21,316,952 shares of common stock issued and outstanding.

OTC:BB Ticker Change

On January 16, 2004, as a result of the name change referenced above, the Registrant's OTC:BB ticker symbol changed to "CDIN".

CUSIP Number Change

On January 5, 2004, as a result of the name change referenced above, the Registrant's Cusip Number changed to 141510 10 78.

EXHIBITS

(3)(i) Amendment to Articles of Incorporation

______

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                CARDINAL MINERALS, INC

                                                                                                                By:/s/ Roland Vetter

                                                                                                                        Roland Vetter, President

Date: January 22, 2004